EXHIBIT 99.1

EASTERN ENERGY GAS HOLDINGS, LLC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

On September 1, 2023, Eastern MLP Holding Company II, LLC (the "Buyer"), an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company ("BHE"), completed its previously announced purchase (the "Transaction") from DECP Holdings, Inc. (the "Seller"), an indirect wholly owned subsidiary of Dominion Energy, Inc. ("DEI"), of the Seller's 50% limited partnership interests of Cove Point LNG, LP ("Cove Point"). After the Transaction, the Buyer now owns an aggregate of 75% of the limited partnership interests, and its affiliate, Cove Point GP Holding Company, LLC, continues to own 100% of the general partnership interests, of Cove Point. The Buyer is a wholly owned subsidiary of Eastern Energy Gas Holdings, LLC ("Eastern Energy Gas"), which is a wholly owned subsidiary of BHE GT&S, LLC ("BHE GT&S"), an indirect wholly owned subsidiary of BHE.

Under the terms of the Purchase and Sale Agreement, dated as of July 9, 2023, among the Buyer, BHE, the Seller and DEI, the Buyer paid $3.3 billion in cash, plus the pro rata portion of the quarterly distribution made by Cove Point for the third fiscal quarter of 2023. The Transaction was funded by BHE with cash on hand, including cash realized from the liquidation of certain investments, which it contributed to BHE GT&S. The Transaction was funded by Eastern Energy Gas through cash provided by BHE GT&S, which included an equity contribution of $2.9 billion and the repayment of affiliated notes of $474 million.

The unaudited pro forma Consolidated Statements of Operations included herein have been derived from the following historical financial statements:

•the audited Consolidated Statement of Operations of Eastern Energy Gas for the year ended December 31, 2022; and

•the unaudited interim Consolidated Statement of Operations of Eastern Energy Gas for the nine-month period ended September 30, 2023.

The unaudited pro forma Consolidated Statements of Operations for the year ended December 31, 2022, and for the nine-month period ended September 30, 2023, each give effect to the Transaction as if it were completed on January 1, 2022. The pro forma adjustments, as more fully described in Note 3 of the notes to the unaudited pro forma Consolidated Statements of Operations, are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these adjustments could differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the adjustments, and that the pro forma adjustments in the unaudited pro forma Consolidated Statements of Operations give appropriate effect to the assumptions.

The following unaudited pro forma Consolidated Statements of Operations are for informational purposes only and are not necessarily indicative of what Eastern Energy Gas' financial performance would have been had the Transaction been completed on the dates assumed nor are such unaudited pro forma Consolidated Statements of Operations necessarily indicative of the results to be expected in any future period.

EASTERN ENERGY GAS HOLDINGS, LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(Amounts in millions)

	Eastern Energy Gas Historical	Pro Forma Adjustments		Eastern Energy Gas Pro Forma

Operating revenue	$2,006	$—		$2,006

Operating expenses:
Excess gas	(30)	—		(30)
Operations and maintenance	530	—		530
Depreciation and amortization	321	—		321
Property and other taxes	139	—		139
Total operating expenses	960	—		960

Operating income	1,046	—		1,046

Other income (expense):
Interest expense	(147)	—		(147)
Allowance for borrowed funds	2	—		2
Allowance for equity funds	6	—		6
Interest and dividend income	7	(7)	(a)	—
Other, net	(1)	—		(1)
Total other income (expense)	(133)	(7)		(140)

Income before income tax expense (benefit) and equity income (loss)	913	(7)		906
Income tax expense (benefit)	167	58	(b)	196
		(29)	(c)
Equity income (loss)	103	—		103
Net income	849	(36)		813
Net income attributable to noncontrolling interests	423	(282)	(d)	141
Net income attributable to Eastern Energy Gas	$426	$246		$672

The accompanying notes are an integral part of this unaudited proforma consolidated statement of operations.

EASTERN ENERGY GAS HOLDINGS, LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2023
(Amounts in millions)

	Eastern Energy Gas Historical	Pro Forma Adjustments		Eastern Energy Gas Pro Forma

Operating revenue	$1,549	$—		$1,549

Operating expenses:
Cost of gas	31	—		31
Operations and maintenance	434	—		434
Depreciation and amortization	240	—		240
Property and other taxes	99	—		99
Total operating expenses	804	—		804

Operating income	745	—		745

Other income (expense):
Interest expense	(107)	—		(107)
Allowance for equity funds	6	—		6
Interest and dividend income	28	(20)	(a)	8
Total other income (expense)	(73)	(20)		(93)

Income) before income tax expense (benefit) and equity income (loss)	672	(20)		652
Income tax expense (benefit)	75	41	(b)	134
		18	(e)
Equity income (loss)	43	—		43
Net income	640	(79)		561
Net income attributable to noncontrolling interests	327	(216)	(d)	111
Net income attributable to Eastern Energy Gas	$313	$137		$450

The accompanying notes are an integral part of this unaudited proforma consolidated statement of operations.

EASTERN ENERGY GAS HOLDINGS, LLC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1)    Basis of Presentation

The unaudited pro forma Consolidated Statements of Operations for the year ended December 31, 2022, and for the nine-month period ended September 30, 2023, each give effect to the Transaction as if it were completed on January 1, 2022. The pro forma adjustments, as more fully described in Note 3 of the notes to the unaudited pro forma Consolidated Statements of Operations, are based on currently available information and certain estimates and assumptions.

Prior to the Transaction, Eastern Energy Gas indirectly owned 100% of the general partnership interests and 25% of the limited partnership interests in Cove Point. Eastern Energy Gas previously determined it has the power to direct the activities that most significantly impact Cove Point's economic performance as well as the obligation to absorb losses and benefits which could be significant to it and, accordingly, includes Cove Point in its consolidated financial statements. Because Eastern Energy Gas controls Cove Point both before and after the Transaction, the change in Eastern Energy Gas' ownership interest in Cove Point was accounted for as an equity transaction and no gain or loss was recognized.

(2)    Summary of Significant Accounting Policies

The accounting policies followed in preparing the unaudited pro forma Consolidated Statements of Operations are those used by Eastern Energy Gas as set forth in the audited historical financial statements and notes of Eastern Energy Gas included in its Annual Report on Form 10-K for the year ended December 31, 2022, and in the unaudited historical interim financial statements and notes of Eastern Energy Gas included in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2023.

(3)    Pro Forma Adjustments

The pro forma adjustments that are directly attributable to the Transaction included in the unaudited pro forma Consolidated Statements of Operations are as follows:

(a)    Reflects the elimination of interest income from BHE GT&S' intercompany revolving credit agreement with Eastern Energy Gas. The intercompany revolving credit agreement was fully repaid by BHE GT&S to partially fund the Transaction.
(b)    Reflects income tax effects on pre-tax book income that were determined based on an estimated effective tax rate of 23%. The estimated effective tax rate of 23% includes the additional 50% limited partnership interests in Cove Point and changes in state apportionment factors.
(c)    Reflects the reduced apportionment factors in all of Eastern Energy Gas' separate and consolidated state income tax filings. The dilutive effect on apportionment resulted in a revaluation of deferred income tax assets and liabilities.
(d)    Reflects the income attributable to DEI's 50% limited partnership interests in Cove Point.
(e)    Reflects the removal of the dilutive effect on apportionment from the revaluation of deferred income tax assets and liabilities that were recognized on September 1, 2023.

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